Exhibit 10.2

SEPARATION AND DISTRIBUTION AGREEMENT

THIS SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”) is entered into as of April 21, 2009, between Bio Matrix Scientific Group, Inc., a Delaware corporation (“BMSN”), and Entest BioMedical, Inc., a California corporation (“Biomed”).

RECITALS

WHEREAS, BMSN currently owns 100% of the issued and outstanding stock of Biomed;

WHEREAS, Biomed is engaged in on research and development in the areas of diabetes, regenerative medicine and medical devices (the “Biomed Business”);

WHEREAS, the Boards of Director of BMSN has determined that it would be appropriate and desirable for BMSN to distribute, pro rata, to the holders of its stock, all of the shares of Biomed common stock owned by BMSN (the “Distribution”);

WHEREAS, subsequent to the Distribution, and as provided for in this Agreement, Biomed will be an independent company (the “Separation”);

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

1.     SEPARATION

1.1.     Distribution Date. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of the Distribution, and each undertaking or agreement in connection therewith shall be such date as may be fixed by the Board of Directors of BMSN (the “Distribution Date”).

2.     THE DISTRIBUTION

2.1.     Delivery of Shares for Distribution. On or prior to the Distribution Date, BMSN will deliver to the distribution agent for the Distribution (the “Distribution Agent”) and the BMSN transfer agent, a single stock certificate, endorsed by BMSN, representing all of the outstanding shares of stock of Biomed then owned by BMSN. The shares of Biomed stock represented by said certificate shall be the shares distributed to the stockholders of BMSN pursuant to the Distribution. BMSN shall cause the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of Biomed to each shareholder of BMSN as of the record date of the Distribution to be set by BMSN (“Record Date”).

2.2.     Shares Received. Each holder of  stock of BMSN on the Record Date  will be entitled to receive in the Distribution a number of shares of  stock of Biomed that would be required to be distributed in order that the distribution may be considered pro rata to all stockholders of BMSN on the Record Date. The amount of shares issued and outstanding to any individual shareholders of Biomed holding such shares prior to the Distribution Date shall not be increased or reduced by the Distribution.

2.3.     Obligation to Provide Information. Biomed and BMSN, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

2.4.     Information Statement, Required Filings. Prior to the Distribution Date, BMSN and Biomed shall prepare and mail to the holders of stock of BMSN such information concerning Biomed and the Distribution and such other matters as BMSN shall reasonably determine are necessary and as may be required by law. BMSN and/or Biomed will prepare, and Biomed will, to the extent required under applicable law, file with the Securities and Exchange Commission any such documentation that BMSN and/or Biomed determine is necessary or desirable to effectuate the Distribution.

2.5.     Securities Laws. BMSN and Biomed shall take all such actions as may be necessary or appropriate under applicable securities laws in connection with the Distribution.

2.6.     Conditions. BMSN and Biomed shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 2.8 to be satisfied and to effect the Distribution on the Distribution Date.

2.7.     Sole Discretion of BMSN. BMSN agrees to use reasonable efforts to complete the Distribution on or before July 31, 2009. BMSN shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution, all terms of the Distribution, and the timing of and conditions to the consummation of the Distribution. In addition, BMSN may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution. Biomed shall cooperate with BMSN in all respects to accomplish the Distribution and shall, at BMSN’s direction, promptly take any and all actions necessary or desirable to effect the Distribution.

2.8.     Conditions Precedent to Distribution. The following are conditions that must take place prior to the consummation of the Distribution. The conditions are for the sole benefit of BMSN and shall not give rise to or create any duty on the part of BMSN or the BMSN Board of Directors to waive or not waive any such condition.

(a)     Required Actions. Any and all required actions shall have been performed in order that the Distribution shall be in compliance with applicable law.

(b)     No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of BMSN shall have occurred or failed to occur that prevents the consummation of the Distribution.

(c)     No Material Adverse Effect. No events or developments shall have occurred that, in the judgment of the Board of Directors of BMSN, would result in the Distribution having a material adverse effect on BMSN or on the stockholders of BMSN.

2.9.     Consistency with Past Practices. At all times, BMSN and Biomed will conduct the Biomed Business before the Distribution Date in the ordinary course, consistent with past practices.

3.     MISCELLANEOUS

3.1.     Entire Agreement. This Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

3.2.    Applicable Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of California. Any action to enforce this Agreement shall be brought in the state courts located in San Diego County, State of California.

3.3.     Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of BMSN without the approval of Biomed. In the event of termination pursuant to this Section 3.3, no party shall have any liability of any kind to the other party.

3.4.     Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

if to BMSN :

Bio-Matrix Scientific Group, Inc.

8130 La Mesa Blvd #815

La Mesa CA 91941

If to Biomed:

Entest Biomedical, Inc.

1010 university Avenue

Suite 40

San Diego, CA 92103

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

3.5.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

3.6.     Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by BMSN and Biomed. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, that this Agreement may be assigned to any entity which may acquire 100% of the share capital of Biomed (“Biomed Acquisition Entity”) provided that (i) the Biomed Acquisition Entity is formed by BMSN and (ii) all share capital of the Biomed Acquisition Entity is owned by BMSN.

3.7.     Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

3.8.     Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

3.9.     Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

3.10     Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

WHEREFORE, the parties have signed this Separation and Distribution Agreement effective as of the date first set forth above.

BMSN

By:/s/David R. Koos

Chairman and CEO

Biomed

By:/s/David R. Koos

Chairman and CEO

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